Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-36007 and 333-70846) and Form S-8 (Nos. 33-41806, 33-42845, 33-42846, 33-48404, 33-61494, 33-64202, 33-64204, 33-95616, 333-11201, 333-11199, 333-36009, 333-56685, 333-78765, 333-78769, 333-43172, 333-43170 and 333-27733) of IDEXX Laboratories, Inc. of our report dated March 17, 2003 relating to the financial statements and financial statement schedule for the year ended December 31, 2002, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
March 17, 2003